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                                                                    EXHIBIT 99.1

                                FIRSTSOUTH BANK
REVOCABLE PROXY


    The undersigned hereby constitutes and appoints D. Earl Pardue, Jerome B. Taylor and Wade Williamson, Jr., or any of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of FirstSouth Bank ("FirstSouth") which the undersigned would be entitled to vote if personally present at the Special Meeting of FirstSouth Shareholders to be held at the Best Western Motel, 770 Huffman Mill Road, Burlington, North Carolina, at 11:00 A.M., local time, on Tuesday, October 8, 1996, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated September 10, 1996, the receipt of which is acknowledged in the manner specified below.


    1. MERGER. To consider and vote upon a proposal to approve an Agreement and Plan of Reorganization and Merger, dated as of June 7, 1996 (the "Agreement"), by and between FirstSouth, Centura Bank and Centura Banks, Inc., a North Carolina corporation ("Centura"), pursuant to which (i) FirstSouth will merge (the "Merger") with and into Centura Bank, (ii) each share of the $3.33 1/3 par value common stock of FirstSouth ("FirstSouth Stock") issued and outstanding at the effective time of the Merger will be exchanged for 0.56 of a share of the no par value common stock of Centura, subject to possible adjustment, and cash in lieu of any fractional share, and (iii) Centura will assume the obligations of FirstSouth under various stock plans and programs and adopt substitute plans where appropriate, all as more fully described in the accompanying Proxy Statement/Prospectus.

       [ ] FOR                  [ ] AGAINST                   [ ] ABSTAIN

    2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

                              (continued on other side)

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                              (continued from other side)

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

       Please sign exactly as name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
       DATED:            , 1996

                                           Signature

                                           Signature if held jointly

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FIRSTSOUTH BANK,
                      AND MAY BE REVOKED PRIOR TO ITS EXERCISE.